PUT AGREEMENT

This PUT AGREEMENT (this "Agreement") is made as of this 4th day of September, 2003 by and among INLAND REAL ESTATE CORPORATION, a Maryland corporation having a place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523 (the "Corporation"), INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation having a place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523 ("Borrower")and PARTNERSHIP OWNERSHIP CORPORATION, an Illinois corporation having a place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523 ("POC"; Borrower and POC are collectively referred to herein as the "Shareholder"), and FLEET NATIONAL BANK, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110, in its capacity as administrative agent (the "Administrative Agent") for itself and such other financial institutions (collectively, the "Lenders") as may become parties to that certain Credit Agreement dated as of even date herewith, by and among Borrower, Administrative Agent and Lenders (the "Credit Agreement").

WHEREAS, the Shareholder collectively owns 6,166,358.1711 shares of the Corporation's Common Stock, $.01 par value per share (each, a "Share" and collectively, the "Shares");

WHEREAS, Borrower, Administrative Agent and Lenders are parties to the Credit Agreement;

WHEREAS, pursuant to the Credit Agreement, Borrower and POC have entered into that certain Ownership Interests Pledge and Security Agreement (the "IREC Pledge Agreement") dated as of even date herewith with Administrative Agent on behalf of Lenders whereby Borrower and POC have pledged to Administrative Agent on behalf of Lenders all of their right, title and interest in and to the Shares as security for the Borrower's Obligations under the Credit Agreement and the other Credit Documents;

WHEREAS, the Corporation has agreed to grant to Administrative Agent on behalf of Lenders an option to sell the Shares to the Corporation in the event that there is an Event of Default under the Credit Agreement upon the terms and conditions hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Credit Agreement.

This Agreement is entered into pursuant to the terms of the Credit Agreement. Capitalized terms used herein which are not otherwise specifically defined herein shall have the same meaning herein as in the Credit Agreement.

2.         Grant of Put.

In the event that (i) there is an Event of Default under the Credit Agreement and (ii) Administrative Agent on behalf of Lenders exercises its rights under the IREC Pledge Agreement and becomes the owner of the Shares (collectively, the "Put Conditions"), the Corporation hereby irrevocably grants and issues to Administrative Agent on behalf of Lenders the right and option to sell to the Corporation (such right and option hereinafter referred to as the "Put") all or any portion of the Shares. The purchase price per share for each of the Shares (the "Per Share Purchase Price")shall be $8.90.

Exercise of Put.

At any time after the occurrence of the Put Conditions, Administrative Agent may elect to exercise the Put and sell to the Corporation, and the Corporation shall purchase from Administrative Agent, all or any portion of the Shares. In order to exercise the Put, Administrative Agent sha1l give written notice thereof (the "Put Notice") to the Corporation specifying the number of Shares as to which Administrative Agent has elected to exercise the Put. Upon the giving of a Put Notice to the Corporation, Administrative Agent shall become and be absolutely and unconditionally obligated to sell to the Corporation, and the Corporation shall become and be absolutely and unconditionally obligated to purchase from Administrative Agent, the number of Shares specified in the applicable Put Notice, in accordance with the terns of this Agreement at the Per Share Purchase Price, which shall be payable as set forth in Section 4 hereof. Notwithstanding anything to the contrary set forth in this Agreement or the other Credit Documents, (i) the Corporation shall not be required to purchase Shares having an aggregate value in excess of Fifteen Million Dollars ($15,000,000.00) during any six (6) month period and (ii) the Corporation shall not be required to purchase Shares having an aggregate value in excess of (A) the total amount of all principal and accrued but unpaid interest under all outstanding Loans plus (B) any other amounts owing from Borrower to Lender under the Facility, including, without limitation, any costs and expenses owing to Administrative Agent and Lenders to the extent such costs and expenses are reimbursable by Borrower under the Credit Documents.

4.         Payment and Delivery of Shares.

(a) In exchange for the delivery to the Corporation of a stock certificate or certificates representing the total number of Shares being put to the Corporation pursuant to this Agreement, duly endorsed in blank by the Shareholder and/or Administrative Agent, as applicable, or having attached thereto stock powers duly executed by the Shareholder and/or Administrative Agent, as applicable, in proper form for transfer, the Corporation shall, on or before the earlier of the date which is thirty (30) days following the date of the Put Notice, pay to Administrative Agent in immediately available United States Dollars the Per Share Purchase Price for each of the Shares being put to the Corporation.

(b) In the event that any payment to be made by the Corporation under this Agreement or under the Note is prohibited by applicable law, then such payment shall be immediately made by the Corporation at the next earliest time when such payment may be made in compliance with such law.

5.         Adjustment of Purchase Price.

In the event of any stock dividend, stock split, combination of shares, subdivision or other recapitalization of the Shares (or any shares of Common Stock into which such Shares may be or have been converted), then the number of Shares and the Per Share Purchase Price set forth in Section 2 hereof shall be proportionately adjusted to take into account each of any such events, so that upon the exercise of the Put provided for herein, Administrative Agent shall be entitled to put such number of Shares, and to receive the Per Share Purchase Price upon exercise of the Put, as it would have been entitled to do or receive after the happening of any such event had the Put been exercised immediately prior to the happening of any such event.

6.         Termination.

This Agreement and the Put shall terminate, whether or not the Put has then become exercisable, at such time as all amounts outstanding under the Facility have been fully repaid and all of the Borrower Obligations have been fully satisfied.

7.         Miscellaneous.

(a) This Agreement shall be construed in accordance with and governed for all purposes by the laws of the Commonwealth of Massachusetts; (b) this Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral; (c) this Agreement may not be modified except by a writing signed by each of the parties; (d) the parties hereto agree that only the Massachusetts courts, either federal or state, shall have jurisdiction over this Agreement and any controversies arising out of this Agreement; (e) in case anyone or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall  not affect any other provisions of this Agreement but this Agreement shall be construed as if such invalid, illegal or other unenforceable provision had never been contained herein; (f) this Agreement may not be assigned without the prior consent of all other parties hereto (except with respect to an assignment by Administrative Agent or a Lender made in accordance with the provisions of the Credit Agreement); (g) this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and permitted assigns; (h) this Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement; (i) all notices under this Agreement shall be given in writing in the manner set forth in Section 12.1 of the Credit Agreement addressed to the parties at their respective addresses set forth opposite their names in the recitals to this Agreement or at such other address as may be designated in writing by the parties to one another; and (j) each of the parties to this Agreement hereby knowingly, voluntarily and intentionally waives the right to a trial by jury in respect of any claim based on, or arising out of, under or in connection with this Agreement.

[Signature page attached]

IN WITNESS WHEREOF, the parties hereto have executed this Put Agreement as of the day and year first above written.

CORPORATION:

INLAND REAL ESTATE CORPORATION, a Maryland corporation

By:       _________________________

Name:

Title:

SHAREHOLDER:

INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation

By:       ________________________

Name:

Title:

PARTNERSHIP OWNERSHIP CORPORATION, an Illinois corporation

By:       ________________________

            Name:

            Title:

ADMINISTRATIVE AGENT:

FLEET NATIONAL BANK, as Administrative Agent

By:       ________________________

Name:

Title: